INSMED INCORPORATED
NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE 2025 INDUCEMENT PLAN
FOR NON-U.S. PARTICIPANTS

No. of shares subject to Option: /$AwardsGranted$/

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated this /$GrantDate$/, between INSMED INCORPORATED, a Virginia corporation (the “Company”), and /$ParticipantName$/ (“Participant”), is made pursuant and subject to the provisions of the Insmed Incorporated 2025 Inducement Plan, as amended (the “Plan”), a copy of which has been made available to Participant.  All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of any employment, consulting or similar services agreement between Participant and the Company (or any of its Affiliates, as applicable) as may be in effect (the “Service Agreement”), the Service Agreement shall control, and this Agreement shall be deemed to be modified accordingly so long as such modification is not expressly prohibited by the Plan and consistent with the requirements of Rule 5635(c)(4) of the Nasdaq Listing Rules.

1.Grant of Option.  Pursuant to the Plan, the Company, on /$GrantDate$/ (the “Date of Grant”), granted to Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and Option to purchase from the Company all or any part of an aggregate of /$AwardsGranted$/ shares of Common Stock at the Option price of /$GrantPrice$/ per share, being not less than the Fair Market Value of such shares on the Date of Grant.  This Option is intended to be a nonqualified stock option and not an “incentive stock option” within the meaning of Section 422 of the Code.  This Option is exercisable as hereinafter provided.

2.Terms and Conditions.  This Option is subject to the following terms and conditions:
a.Expiration Date.  This Option shall expire ten years from the Date of Grant (the “Expiration Date”).

b.Exercise of Option.  Except as provided in paragraphs 3, 4 and 5, this Option shall be exercisable with respect to twenty-five percent (25%) of the shares of Common Stock subject to this Option on the first annual anniversary of the first day of the month immediately following the Date of Grant (the “First Vesting Date”) and with respect to an additional twelve and a half percent (12.5%) of the shares of Common Stock subject to this Option on the six-month anniversary of the First Vesting Date and each six-month anniversary date thereafter through the fourth annual anniversary of the first day of the month immediately following the Date of Grant. If the foregoing schedule would produce fractional shares, the number of shares for which the Option becomes exercisable shall be rounded down to the nearest whole share. Once this Option has become exercisable in accordance with this subparagraph 2(b) it shall continue to be exercisable until the termination of Participant’s rights hereunder pursuant to paragraph 3, 4 or 5 or until the Option has expired pursuant to subparagraph 2(a).  A partial exercise of this Option shall not affect Participant’s right to exercise this Option with respect to the remaining shares, subject to the conditions of the Plan and this Agreement.

c.Method of Exercising Option and Payment for Shares.  This Option shall be exercised by written notice in the form approved by the Company and delivered to the attention of the Company’s Chief Financial Officer at the Company’s principal office in New Jersey.  The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery.  Such notice shall be accompanied by payment of the Option price in full, in cash or cash equivalent acceptable to the Committee, or such other method as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares of Common Stock issuable under the Option, the delivery of previously owned shares of Common Stock or withholding of shares of Common Stock deliverable upon exercise which, together with any cash or cash equivalent paid, is not less than the Option price for the number of shares for which this Option is being exercised.

d.Agreement with Terms. Execution of this Agreement by Participant or receipt of any benefits under this Agreement by Participant shall constitute Participant’s acknowledgement of and agreement with all of the provisions of this Agreement and of the Plan that are applicable to this Option, and the Company shall administer this Agreement accordingly.

e.Termination of Employment or Service; Forfeiture. Except as provided in this subparagraph 2(e), in the event of Participant’s termination of employment or service, any vested portion of this Option that is not exercised during the period specified in paragraph 3, paragraph 4 or paragraph 5 of this Agreement, as applicable, shall be forfeited upon the expiration of such period, and any portion of this Option that is unvested as of the date of Participant’s termination of employment or service shall be forfeited on such date. Notwithstanding the preceding sentence, if Participant’s employment or service terminates prior to the Expiration Date on account of Participant’s death or Participant becoming permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (“Permanently and Totally Disabled”), then any unvested portion of this Option shall immediately become vested and exercisable on Participant’s termination date.

f.Change in Status. A change in the status (whether as employee or other non-employee advisor or service provider) in which Participant renders service to the Company and its Affiliates or a change in the entity for which Participant renders such service shall not constitute a termination of Participant’s employment or service for purposes of this Agreement, so long as there is no interruption or termination of Participant’s services to the Company and its Affiliates; provided, however, that if the entity employing or engaging Participant ceases to be an Affiliate of the Company, as determined by the Administrator, Participant’s employment or service shall be considered to have terminated on the date such entity ceased to be an Affiliate.

3.Exercise in the Event of Death.  In the event Participant dies before the expiration of this Option pursuant to subparagraph 2(a), this Option shall be exercisable with respect to all or part of the shares of Common Stock that Participant was entitled to purchase under subparagraph 2(b) and subparagraph 2(e) on the date of Participant’s death.  In that event, this Option may be exercised, to the extent exercisable, by Participant’s estate or by the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution.  Participant’s estate or such persons may exercise this Option within one (1) year after Participant’s death or during the remainder of the period preceding the Expiration Date, whichever is shorter.

4.Exercise in the Event of Permanent and Total Disability.  In the event Participant becomes Permanently and Totally Disabled before the expiration of this Option pursuant to subparagraph 2(a), this Option shall be exercisable with respect to all or part of the shares of Common Stock that Participant was entitled to purchase under subparagraph 2(b) and subparagraph 2(e) on the date Participant ceases to be employed or engaged by the Company and its Affiliates as a result of Participant becoming Permanently and Totally Disabled. In that event, Participant may exercise this Option, to the extent exercisable, within one (1) year after the date Participant ceases to be employed or engaged by the Company and its Affiliates as a result of Participant becoming Permanently and Totally Disabled or during the period preceding the Expiration Date, whichever is shorter.

5.Exercise After Termination of Employment or Service.  Except as provided in paragraphs 3 and 4 hereof, if Participant ceases to be employed or engaged by the Company and its Affiliates prior to the Expiration Date, this Option shall be exercisable for all or part of the number of shares that Participant was entitled to purchase under subparagraph 2(b), as well as set forth under any Service Agreement, on the date of Participant’s termination of employment or service. In that event, Participant may exercise this Option, to the extent exercisable under subparagraph 2(b) and/or under any Service Agreement, during the remainder of the period preceding the Expiration Date or until the date that is three (3) months (or such other period of time provided under any Service Agreement) after the date Participant ceases to be employed or engaged by the Company and its Affiliates, whichever is shorter.

6.Notice.  Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the Company at its principal place of business or to Participant at the address on the payroll records of the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.  Additionally, if such notice or communication is by the Company to Participant, the Company may provide such notice electronically (including via email). Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person or electronically.

7.Fractional Shares.  Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share such fraction shall be disregarded.

8.Tax Responsibility and Withholding.   Participant hereby authorizes withholding from payroll and any other amounts payable to Participant, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax (including, without limitation, social insurance contributions or National Insurance Contributions) withholding obligations of the Company and its Affiliates, if any, which arise in connection with the Option including, without limitation, the grant, vesting or exercise of the Option and the subsequent sale of shares of Common Stock (the “Tax Obligations”). The Company shall have no obligation to deliver shares of Common Stock until the Tax Obligations have been fully satisfied by Participant. Participant acknowledges that the ultimate liability for all Tax Obligations legally due by Participant is and remains Participant’s responsibility and that the Company and its Subsidiaries and Affiliates: (a) make no representations or undertakings regarding the Tax Obligations or tax treatment in connection with any aspect of the Option; and (b) do not commit to structure the terms of the grant or any other aspect of the Option to reduce or eliminate Participant’s Tax Obligations or any other tax liabilities. Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges that the Company and/or the applicable Affiliate may be required to withhold or account for Tax Obligations in more than one jurisdiction. The Company shall have the right, but not the obligation, to require Participant to satisfy all or any portion of the Tax Obligations by deducting from the shares of Common Stock otherwise issuable to Participant upon such exercise a number of whole shares having a fair market value, as determined by the Company as of the date of exercise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates. The Company may require Participant to direct a broker, upon the exercise of the Option, to sell a portion of the shares subject to the Option determined by the Company in its discretion to be sufficient to cover the Tax Obligations of the Company or its Affiliates or subsidiaries and to remit an amount equal to such Tax Obligations to the Company in cash. Depending on the withholding method, the Company or the applicable Affiliate may withhold or account for Tax Obligations by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax Obligations is satisfied by withholding shares, for tax purposes, Participant is deemed to have been issued the full number of shares subject to the exercised Option, notwithstanding that a number of the shares are held back solely for the purpose of paying the Tax Obligations. Finally, Participant agrees to pay to the Company and/or the applicable Affiliate any amount of Tax Obligations that the Company and/or the applicable Affiliate may be required to withhold or account for as a result of the Option that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares if Participant fails to comply with Participant’s obligations in connection with the Tax Obligations. Participant authorizes the Company to disclose all information on Participant and his participation in this Agreement that is or may be relevant for the calculation of the Tax Obligations, to the competent local tax authorities and the Company’s Affiliates, including but not limited to the exercise notice, the day such notice was received, the number of shares for which the Option is exercised, the exercise price and the fair market value of the shares at the time of the exercise of the Option. Nothing in the Plan or in this Agreement shall be interpreted or construed to transfer any liability for any tax due by Participant to the Company, any Subsidiary or Affiliate, or to any other individual or entity, and the Company shall have no liability to Participant, or any other party, thereto.

9.No Right to Continued Employment or Service. As a condition to accepting the Option, Participant acknowledges and agrees as follows:
a.Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate Participant’s employment or service at any time or for any reason in accordance with the Company’s Bylaws, governing law and any applicable Service Agreement;

b.No terms of the Plan or this Agreement shall confer upon Participant any right to continue his or her employment or service for any specified period of time.

c.Neither this Agreement nor any benefits arising under the Plan or this Agreement shall constitute an employment contract or service contract with the Company, any Subsidiary and/or its Affiliates.

d.Any notice period mandated under applicable law shall not be treated as service for the purpose of determining the vesting of the Option; and Participant’s right to vesting of shares in settlement of the Option after termination of service, if any, will be measured by the date of termination of Participant’s active service and will not be extended by any notice period mandated under applicable law. Subject to the foregoing and the provisions of this Agreement, the Company, in its sole discretion, shall determine whether Participant’s service has terminated and the effective date of such termination.

e.The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of equity awards. All decisions with respect to future grants of equity awards, if any, will be at the sole discretion of the Company.

f.Participant is voluntarily participating in the grant of the Option.

g.The Option is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company or its affiliates or subsidiaries, and which is outside the scope of Participant’s employment or service contract, if any. The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

h.The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty. The value of the shares may increase or decrease, even below the exercise price. If the underlying shares of Common Stock do not increase in value, the Option will have no value.

i.No claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or shares and Participant irrevocably releases the Company and its affiliates and subsidiaries from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, Participant shall be deemed irrevocably to have waived Participant’s entitlement to pursue such a claim.

j.The Option and the benefits evidenced by the Agreement do not create any entitlement not otherwise specifically provided for in the Agreement or provided by the Company in its discretion, to have the Option or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock.
k.Neither the Company nor any of its Affiliates shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the Option or any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any shares acquired upon exercise of the Option. To the extent the Company determines that a currency exchange or conversion is necessary in connection with the exercise of the Option or any other matter, such exchange shall be calculated and determined by the Company in its sole discretion, and the Company’s determination shall be final and binding.

l.Participant acknowledges and agrees that Participant has no right to receive any equity compensation following the Date of Grant other than as set forth in this Agreement or otherwise approved by the Board or Committee, and that the Option is granted in full satisfaction of Participant’s right, if any, to an equity award under any offer letter, transition letter, or similar letter, agreement, or communication from the Company or any Affiliate.

10.Data Privacy. Participant understands that the Company may collect, use and transfer, in electronic or other form, Participant’s personal data as described in this Agreement for the exclusive purpose of implementing, administering and managing Participant’s Option. Participant understands that the Company holds certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Options or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing Participant’s Option (“Data”). Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Option, that these recipients may be located in Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant understands that recipients may receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s Option, including any requisite transfer of such Data as may be required to a broker or other third party with whom Participant may elect to deposit any shares acquired pursuant to the Option. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s Option. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data or require any necessary amendments to Data, by contacting in writing Participant’s local human resources representative. For more information on the processing of Data for the purposes set out above, Participant understands that he or she may contact Participant’s local human resources representative. For Participants located within the European Union or the United Kingdom, Participant understands that Data will always be processed in accordance with the Insmed EU Employee Personal Data Processing Notice or the Insmed UK Employee Personal Data Processing Notice, respectively, a copy of which has been appended to the Agreement, if applicable, and is also available from Participant’s local human resources representative.

11.Not a Public Offering. The grant of the Option is not intended to be a public offering of securities in Participant’s country of employment or service (or country of residence, if different). The Company has not submitted any registration statement, prospectus, or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Option is not subject to the supervision of the local securities authorities.

12.No Advice Regarding Option. Investment in shares of the Company’s Common Stock involves a degree of risk. Before deciding to acquire shares by exercising the Option, Participant should carefully consider all risk factors relevant to the acquisition of shares of Common Stock and carefully review all of the materials related to the Option. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the shares underlying the Option. Participant is hereby advised to consult with Participant’s own personal tax, legal, and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Option.

13.Language. If the Plan, the Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control to the maximum extent permitted by applicable law.

14.Imposition of Additional Requirements; Repatriation; Compliance with Law. The grant of the Option and the issuance and delivery of shares under the Option are subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or securities exchange as may be required. Notwithstanding any provision of the Agreement, the Company has no liability to deliver any shares under the Option or make any payment unless such delivery or payment would comply with all laws and the applicable requirements of any governmental agency, securities exchange, or similar entity, and unless and until Participant has taken all actions required by the Company in connection with the Option. The Company reserves the right to impose other requirements on the Option and on the shares acquired upon the exercise of the Option to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Participant agrees to repatriate all payments attributable to the shares and/or cash acquired under the Option in accordance with applicable foreign exchange rules and regulations in Participant’s country of employment or service (and country of residence, if different). In addition, Participant agrees to take any and all actions, and consents to any and all actions taken by the Company and any of its Affiliates, as may be required to allow the Company and any of its Affiliates to comply with local laws, rules, and/or regulations in Participant’s country of employment or service (and country of residence, if different). Finally, Participant agrees to take any and all actions as may be required to comply with Participant’s personal obligations under local laws, rules, and/or regulations in Participant’s country of employment or service (and country of residence, if different). Neither the Company nor any of its Affiliates shall be liable for any costs, fines, or penalties resulting from Participant’s failure to comply with such personal obligations.
15.Foreign Asset and Account Reporting. Participant’s country of employment or service (and country of residence, if different) may have certain exchange control and/or foreign asset/account reporting requirements which may affect Participant’s ability to acquire or hold shares under the Option or cash received in connection with the Option (including from any dividends received or sale proceeds resulting from the sale of shares) in a brokerage or bank account outside of Participant’s country. Participant may be required to report such accounts, assets, or transactions to the tax or other authorities in Participant’s country. Participant acknowledges that it is Participant’s responsibility to comply with any applicable regulations, and that Participant should speak to Participant’s personal advisor on this matter.

16.Annex of Country-Specific Terms. Notwithstanding any provisions in this Agreement, this Option may be subject to special terms and conditions set forth in the Annex to this Agreement for Participant’s country of employment or service (and country of residence, if different). Moreover, if Participant relocates to one of the countries included in the Annex, the special terms and conditions for such country will apply to Participant, to the extent the Company determines at its discretion that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Annex constitutes part of this Agreement.

17.Adjustments Upon Certain Unusual or Nonrecurring Events or Other Events. Upon certain unusual or nonrecurring events, or other events, the terms of this Option shall be adjusted by the Administrator pursuant to Section 12 of the Plan.

18.Governing Law.  This Agreement shall be governed by the laws of the Commonwealth of Virginia.

19.Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the date hereof.

20.Award and Participant Bound by Plan.  Notwithstanding anything herein to the contrary, this Option and this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

21.Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

[SIGNATURE PAGE FOLLOWS]

INSMED INCORPORATED

By:     /s/ Sara Bonstein
Chief Financial Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

By:    /s/ /$ParticipantName$/

[Signature Page to Inducement Option Agreement]

ANNEX

TO

INSMED INCORPORATED
NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE 2025 INDUCEMENT PLAN
ADDITIONAL NOTICES, TERMS AND CONDITIONS FOR NON-US PARTICIPANTS

Further Terms and Conditions of the Option. It is understood and agreed that the Option evidenced by the Non-Qualified Stock Option Agreement (“Agreement”) to which this is annexed is subject to the following additional terms and conditions:

Participant understands that this Annex includes special terms and conditions applicable to Participant if Participant resides and/or works in one of the countries below. These terms and conditions are in addition to those set forth in the Agreement and the Plan. Any capitalized term used in this Annex without definition shall have the meaning ascribed to it in the Agreement or the Plan, as applicable.

Participant further understands that this Annex also includes information relating to laws and regulatory requirements of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the laws in effect in the respective countries as of February 2025. Such laws are often complex and change frequently. As a result, Participant understands that the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time that Participant’s Option are settled or Participant sells shares of Stock acquired under the Plan.

Finally, Participant understands that if: (a) Participant is a citizen or resident of a country other than the one in which Participant is currently working, (b) transfers employment after grant of the Option, or (c) is considered a resident of another country for local law purposes, the information contained herein may not apply to Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

The Company may, from time to time, add or impose additional terms and conditions in respect of Participant’s Option in order to ensure compliance with any local laws and regulations.

AUSTRALIA
1.Securities Law Information. The offer of the Option is intended to comply with the provisions of the Corporations Act 2001. If Participant acquires shares under the Option and subsequently offers such shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on disclosure obligations prior to making any such offer.
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2.Breach of Law. Notwithstanding anything to the contrary in the Agreement, Participant will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Agreement if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits.
3.Tax Information. The Option is an award to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in such Act).
BELGIUM
1.Tax Information. Participant agrees and acknowledges that the Company will only accept a countersigned Agreement after the 60th day following Participant’s receipt of the Agreement. By formally accepting in writing the Agreement through signature and by returning it to the Company within 60 days from receipt of the Agreement, Participant would normally become subject to income tax on a lump-sum benefit in kind on the 60th day following receipt of the Agreement (being the “grant date” for Belgian tax purposes). In that case, no taxation should be triggered upon vesting or exercise. However, if written acceptance and return of the Agreement would take place after the 60th day following receipt of the Agreement, as required by the Company, taxation will normally be delayed to the date of exercise of this Option. In that case, grant or vesting should not trigger taxation.
CANADA
1.Data Privacy. This paragraph supplements the provisions of Section 10 (Data Privacy) of the Agreement. Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Agreement and the Option. Participant further authorizes the Company and any of its Affiliates and the Administrator to disclose and discuss the Agreement and the Option with their advisors. Participant further authorizes the Company and any of its Affiliates to record such information and to keep such information in Participant’s employee file.
2.English Language Consent - Quebec. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given, or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir expressement souhaité que la convention (le « Agreement »), ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

DENMARK
No specific provisions.
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FRANCE
1.Non-Qualification of Award. The Option is not intended to be tax qualified under French tax laws including, without limitation, under Articles L.225-177-1 and seq. of the French Commercial Code.
2.Language Consent. In accepting the grant of the Option and this Agreement which provides for the terms and conditions of the Option, Participant confirms that he or she has read and understood the documents relating to the Option (this Agreement), which were provided in the English language. Participant accepts the terms of these documents accordingly.
Consentement Relatif à la Langue Utilisée. En acceptant cette attribution gratuite d’actions et ce contrat qui contient les termes et conditions de cette attribution gratuite d’actions, l’employé confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Contrat d’Attribution) qui lui ont été communiqués en langue anglaise. L’employé en accepte les termes en connaissance de cause.

GERMANY
No specific provisions.
IRELAND
No specific provisions.
ITALY
No specific provisions.
JAPAN
No specific provisions.
NETHERLANDS
1.Waiver of Termination Rights. Participant hereby waives any and all rights to compensation or damages as a result of Participant’s termination of employment or service with the Company and its Affiliates for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements under the Option, or (ii) Participant’s ceasing to have rights under the Option as a result of such termination.
PORTUGAL
No specific provisions.
SWITZERLAND
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1.Securities Law Information. Neither this Agreement nor any other materials relating to the Option (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than Participant, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
UNITED KINGDOM
1.National Insurance Contributions. The Company may require, as a condition of the exercise of the Option, that Participant shall, to the extent applicable:
a.agree to reimburse the Company in whole or in part for any employer’s secondary national insurance contributions arising on the exercise of the Option; or
b.enter into an election with the Company to assume in whole or part the liability for any secondary Class 1 national insurance contributions, payable on the exercise of the Option, including an election under paragraph 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992; or
c.agree to pay the employer’s national insurance contributions, social security contributions, and other levies and taxes arising on the exercise of the Option to the extent permitted by law, in any other jurisdiction.
2.Section 431 Election. Participant agrees that, if requested to do so by the Company, Participant shall immediately upon the exercise of the Option enter into an irrevocable joint election with the Company pursuant to section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in a form specified by the Company that, for the relevant tax purposes, the market value of the share acquired is to be calculated as if the share were not restricted securities (as defined in section 423 of ITEPA) and sections 425 to 430 of ITEPA shall not apply to such shares.
3.Outstanding Amounts. If Participant fails to make payment to the Company to satisfy Participant’s Tax Obligations in accordance with this Agreement immediately upon request, Participant shall be liable to make good any amount outstanding on demand.

2